Exhibit 1.1

EXECUTION COPY

FERRELLGAS PARTNERS, L.P.

FERRELLGAS PARTNERS FINANCE CORP.

$280,000,000

8 5/8% Senior Notes due 2020

UNDERWRITING AGREEMENT

March 31, 2010

UNDERWRITING AGREEMENT

March 31, 2010

WELLS FARGO SECURITIES, LLC
     as Representative of the several Underwriters
     listed in Schedule A hereto

c/o Wells Fargo Securities, LLC
One Wachovia Center

301 S. College Street
Charlotte, NC 28202-6000

Ladies and Gentlemen:

Ferrellgas Partners, L.P., a Delaware limited partnership (the “Partnership”), and Ferrellgas Partners Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Partnership, the “Issuers”), propose to issue and sell to the underwriters named in Schedule A attached hereto (the “Underwriters”), for whom Wells Fargo Securities, LLC (“Wells Fargo”) is acting as the representative (the “Representative”), the respective amounts set forth in such Schedule A of $280,000,000 aggregate principal amount of the Issuers’ 8 5/8% Senior Notes due 2020 (the “Securities”). The Securities are described in the Prospectus which is referred to below.

The Securities will be issued pursuant to an indenture, dated as of April 13, 2010 (the “Base Indenture”), among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of April 13, 2010 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuers and the Trustee.  Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “DTC”).

This agreement (the “Agreement”) is to confirm the agreement among (i) the Partnership, (ii) Finance Corp., (iii) upon execution of the Joinder Agreement (as defined below), Ferrellgas, L.P., a Delaware limited partnership (the “Operating Partnership”), and (iv) Ferrellgas, Inc., a Delaware corporation and the general partner of the Partnership and the Operating Partnership (the “General Partner” and, together with the Partnership, Finance Corp. and the Operating Partnership, the “Ferrellgas Parties”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Securities from the Issuers by the Underwriters. The representations, warranties, covenants and agreements of the Operating Partnership under this Agreement shall not become effective until the execution by the Operating Partnership of a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit C (the “Joinder Agreement”). At the time of the execution of the Joinder Agreement, such representations, warranties, covenants and agreements shall become effective as of the date of the Joinder Agreement, and the Operating Partnership shall, without any further action by any person, become a party to this Agreement.

On March 30, 2010, the Partnership commenced an offer (the “Tender Offer”) to purchase for cash any and all of the Issuers’ outstanding 8.75% Senior Notes due 2012 (the “Outstanding Notes”) and entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Wells Fargo and J.P. Morgan Securities Inc. as joint lead dealer managers in connection with the Tender Offer. The Issuers intend to use a portion of the net proceeds from the offering of the Securities, together with cash on hand, to pay the consideration, and related costs and expenses, for any Outstanding Notes to be purchased pursuant to the Tender Offer. The closing of the offering of the Securities is not contingent on the consummation of the Tender Offer or the purchase of any Outstanding Notes in connection therewith.

The Issuers have prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-157760) under the Act, including a prospectus, which registration statement incorporates by reference documents which the Issuers have filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement Form S-3 (File No. 333-157760), as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act.

The Issuers have furnished to the Representative, for use by the Underwriters and by dealers in connection with the offering of the Securities, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Securities. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to the Representative by the Partnership and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to the Representative by the Partnership and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Securities filed by the Issuers with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) and in the form furnished by the Issuers to the Representative for use by the Underwriters and by dealers in connection with the offering of the Securities.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B-1 attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Issuers’ consent, any Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Act)

that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433 under the Act), if any, relating to the Securities that is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus or Basic Prospectus, in either case together with any combination of one or more of the Permitted Free Writing Prospectuses listed on Schedule B-1, if any, and the information set forth on Schedule B-2 attached hereto.

Any reference herein to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Ferrellgas Parties and the Underwriters agree as follows:

SECTION 1.                            Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the Issuers, jointly and severally, agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Issuers, the aggregate principal amount of Securities set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of 98.0% of the principal amount thereof. The Issuers are advised by the Representative that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after the effectiveness of this Agreement as in their judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after the initial public offering to such extent as it may determine.

SECTION 2.                            Payment and Delivery. Payment of the purchase price for the Securities shall be made to the Issuers by Federal Funds wire transfer against electronic delivery of the Securities in book entry form to Wells Fargo through the facilities of DTC for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., New York City time, on April 13, 2010 (the “Closing Date”) (unless another time shall be agreed to by the Wells Fargo and the Issuers or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the

Securities shall be made to Wells Fargo at the time of purchase in such names and in such denominations as it shall specify.

Delivery of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, at 9:00 A.M., New York City time, on the Closing Date.

SECTION 3.                            Representations and Warranties of the Ferrellgas Parties. Each of the Ferrellgas Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a)                                 Effectiveness of the Registration Statement. The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Securities; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Ferrellgas Parties’ knowledge, are contemplated by the Commission;

(b)                                 Compliance with the Act; No Material Misstatements or Omissions. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied as of its date and the date it was filed with the Commission, complies as of the date hereof and, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will any Basic Prospectus, as then amended or supplemented, include an  untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date of the Prospectus Supplement, the date that it is filed with the Commission, the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities did or will the Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of the earliest use of any Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or conflict with the information contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus; provided, however, that the Ferrellgas Parties make no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through the Representative to the Issuers expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, it being understood and agreed that the only information is that described in Section 10 hereof; and each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)                                  Other Offering Documents. Prior to the execution of this Agreement, the Issuers have not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Issuers have not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so used or referred to after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the use of or reference to any Permitted Free Writing Prospectus by any Underwriter will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the Registration Statement, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither of the Issuers nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; neither of the Issuers is an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated hereby, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that either of the Issuers be considered an “ineligible issuer;” and the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Securities contemplated hereby is solely the property of the Issuers;

(d)                                 FINRA Exemption. In accordance with Conduct Rule 2710(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the offering of the Securities has been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 prior to October 21, 1992 and offered pursuant to Rule 415 adopted under the Act;

(e)                                  Formation and Qualification of the General Partner. The General Partner has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the state of Delaware, with full corporate power and authority to own or lease its properties, to conduct its business and to act as the general partner of the Partnership and the Operating Partnership, in each case as described in the Disclosure Package and the Prospectus, and has been duly qualified or registered as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which its ownership or lease of property or conduct of business requires such qualification or registration (as set forth in Schedule C attached hereto), except for any such failures to be so qualified or registered and in good standing that would not, individually or in the aggregate, (i) reasonably be expected to have a material adverse effect upon the business, prospects, condition (financial or otherwise), assets or results of operations of the Ferrellgas Parties, taken as a whole (a “Material Adverse Effect”), or (ii) subject the Issuers or the holders of Securities to any material liability or disability;

(f)                                   Formation and Qualification of the Issuers and the Operating Partnership. Each of the Issuers and the Operating Partnership has been duly incorporated or formed, as the case may be, and is validly existing and in good standing as a corporation or limited partnership, as the case may be, under the laws of the State of Delaware, with full partnership or corporate power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case as described in the Disclosure Package and the Prospectus, and has been duly qualified or registered as a foreign limited partnership or corporation, as the case may be, for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which its ownership or lease of property or conduct of business requires such qualification or registration (as set forth in Schedule C attached hereto), except for any such failures to be so qualified or registered and in good standing that would not, individually or in the aggregate, (i) reasonably be expected to have a Material Adverse Effect or (ii) subject the Issuers or the holders of Securities to any material liability or disability;

(g)                                  Ownership of the General Partner. Ferrell Companies, Inc. (“FCI”) is the sole stockholder of the General Partner, holding 100% of the issued and outstanding shares of capital stock of the General Partner; such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and FCI owns such shares of capital stock free and clear of all liens, encumbrances, charges or claims (“Liens”) (except for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such shares of capital stock or as disclosed in Disclosure Package and the Prospectus);

(h)                                 General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a general partner interest in the Partnership of 1.0%, and holds all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (as it may be further amended and/or restated at or prior to the time of purchase, the “Partnership Agreement”) and are fully paid (to the extent required by the Partnership Agreement); and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all Liens (except (i) for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such general partner interest, (ii) as disclosed in Disclosure Package and the Prospectus or (iii) for restrictions on transferability contained in the Partnership Agreement);

(i)                                     Limited Partner Interests in the Partnership. The limited partners of the Partnership hold Common Units in the Partnership representing an aggregate 99.0% limited partner interest; such limited partner interest consists of (as of February 28, 2010) (i) 44,783,677 publicly-traded Common Units (representing an approximate 64% limited partner interest), (ii) 20,080,776 Common Units (representing an approximate 29% limited partner interest) owned by FCI, (iii) 4,353,475 Common Units (representing an approximate 6% limited partner interest) beneficially owned by James E. Ferrell, (iv) 195,686 Common Units (representing a less than 1% limited partner interest) owned by FCI Trading Corp. and (v) 51,204 Common Units (representing a less than 1% limited partner interest) owned by Ferrell Propane, Inc. (such Common Units, collectively, the “Existing Units”); the Existing Units are the only limited partner interests of the Partnership that are issued and outstanding; all of the Existing Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”)); and all of the Existing Units have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(j)                                    General Partner Interest in the Operating Partnership. The General Partner is the sole general partner of the Operating Partnership, with a general partner interest in the Operating Partnership of 1.0101%; such general partner interest has been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as it may be further amended and/or restated at or prior to the time of purchase, the “Operating Partnership Agreement”) and is fully paid (to the extent required by the Operating Partnership Agreement); and the General Partner owns such general partner interest free and clear of all Liens (except (i) for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such general partner interest, (ii) as disclosed in the Disclosure Package and the Prospectus or (iii) for restrictions on transferability contained in the Operating Partnership Agreement);

(k)                                 Limited Partner Interest in the Operating Partnership. The Partnership is the sole limited partner of the Operating Partnership, with a limited partner interest of 98.9899%; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid and non-assessable (except as such non-assessability may be affected by certain provisions of the Delaware Act); and the Partnership owns such limited partner interest free and clear of all Liens (except (i) for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such limited partner interest, (ii) as disclosed in the Disclosure Package and the Prospectus or (iii) restrictions on transferability contained in the Operating Partnership Agreement). No options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into any equity interest in the Operating Partnership are outstanding, and there are no restrictions upon the voting or transfer of any limited partner interests in the Operating Partnership;

(l)                                     Subsidiaries. None of the Ferrellgas Parties has any subsidiaries (other than the Partnership and the Operating Partnership) that, individually or considered as a whole, would be deemed to be a “significant subsidiary” (as defined in Rule 405 under the Act); the entities listed on Schedule D hereto are the only subsidiaries, direct or indirect, of the Partnership; each subsidiary of the Partnership (other than the Operating Partnership and Finance Corp.) has been duly incorporated or formed, as the case may be, and is an existing corporation or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, with power and authority (corporate or limited liability company, as the case may be) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and each subsidiary of the Partnership (other than the Operating Partnership and Finance Corp.) is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests, as the case may be, of each subsidiary of the Partnership (other than the Operating Partnership) has been duly authorized and validly issued and is fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Limited Liability Company Act); and the capital stock or limited liability company interests, as the case may be, of each subsidiary owned by the Partnership (other than the Operating Partnership), directly or through subsidiaries, is owned free from Liens (except for such Liens (i) as are not, individually or in the aggregate, material to the ownership, use or value thereof, (ii) as are granted in connection with the Operating Partnership’s credit agreement, dated as of November 2, 2009, or (iii) as otherwise disclosed in the Disclosure Package and the Prospectus);

(m)                             Indenture and Securities. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Indenture has been duly authorized by each of the Issuers. The Securities have been duly authorized by each of the Issuers. On the Closing Date, the Indenture will have been duly executed and delivered by the Issuers and, when the Securities are delivered and paid for pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered by the Issuers and the Indenture and the Securities will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus, and the Indenture and such Securities will constitute valid and legally binding obligations of the Issuers (assuming the due authorization, execution and delivery of the other parties thereto), enforceable in accordance with their terms, except that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) limitations under Federal or state securities laws with respect to the rights of indemnification or contribution thereunder, if any, and (iii) general principles of equity (clauses (i) through (iii) collectively, the “Enforceability Exceptions”) and the Securities will be entitled to the benefits of the Indenture;

(n)                                 Authority and Authorization. Each of the Issuers has full power and authority (corporate or partnership, as the case may be) to authorize, issue and sell the Securities as contemplated by this Agreement; and each of the Ferrellgas Parties has full power and authority (corporate or partnership, as the case may be) to execute and deliver this Agreement, the Securities and the Indenture, as applicable.  This Agreement has been duly authorized, executed and delivered by each of the Ferrellgas Parties;

(o)                                 Operating Agreements. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner for itself and as attorney-in-fact for each of the limited partners of the Partnership pursuant to the powers of attorney granted by the Partnership Agreement, and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(p)                                 Brokerage Commission or Finder’s Fee. Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Ferrellgas Parties, on the one hand, and any person, on the other hand, that would give rise to a valid claim against any of the Ferrellgas Parties or any Underwriter for a brokerage commission, finder’s fee or other like payment;

(q)                                 Dealer Manager Agreement. The Dealer Manager Agreement has been duly authorized, executed and delivered by the Partnership and constitutes the valid and legally binding obligation of the Partnership (assuming the due authorization, execution and delivery of the other parties thereto), enforceable against the Partnership in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

(r)                                    Consents. Except as disclosed in the Disclosure Package and the Prospectus, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Indenture  in connection with the issuance and sale of the Securities by the Issuers, or the Dealer Manager Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Partnership in connection with the Tender Offer except (i) as have been or will be obtained or made on or prior to the Closing Date, (ii) as may be required under federal or state securities laws, (iii) for the registration of the Securities under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), or (iv) as the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Issuers to execute, deliver and perform the transactions contemplated by this Agreement and the Indenture, as applicable, in accordance with their terms;

(s)                                   Conflicts. The execution, delivery and performance of (i) the Indenture, this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof, and (ii) the Dealer Manager Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Partnership in connection with the Tender Offer will not (A) conflict with or result in a violation of any of the provisions of the certificate of incorporation, certificate or agreement of limited partnership, articles of formation or by-laws, as the case may be, of the Ferrellgas Parties, (B) conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to any of the Ferrellgas Parties or any of their respective subsidiaries, or by which any property or asset of any of the Ferrellgas Parties or any of their respective subsidiaries, is or may be bound or (C) result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which any of the Ferrellgas Parties or any of their respective subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound, except, in the case of clause (B) or (C), where such conflict, violation, breach or default will not prevent the consummation of the transactions contemplated by the Indenture, this Agreement, the Dealer Manager Agreement and the Tender Offer and would not reasonably be expected to have a Material Adverse Effect;

(t)                                    Title. Except as disclosed in the Disclosure Package and the Prospectus, each of the Ferrellgas Parties and their respective subsidiaries has good and valid title to all real properties and good title to all personal properties and assets described in the Disclosure Package and the Prospectus as being owned by them, in each case free from liens, claims, security interests or other encumbrances that would reasonably be expected to materially affect the value thereof or materially interfere with the use made or to be made thereof by them, taken as a whole, including liens, claims, security interests and other encumbrances pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Ferrellgas Parties and their subsidiaries; and except as disclosed in the Disclosure Package and the Prospectus, each of the Ferrellgas Parties and their subsidiaries hold any leased real property or buildings under valid and enforceable leases with no exceptions that would reasonably be expected to materially interfere with the use made by them, taken as a whole;

(u)                                 Taxes. Each of the Ferrellgas Parties and their consolidated subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date of this Agreement and have timely paid all taxes required to be paid by any of them, due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with U.S. generally accepted accounting principles or (ii) that, if not paid, would not reasonably be expected to have a Material Adverse Effect;

(v)                                 Permits. Except as disclosed in Disclosure Package and the Prospectus, each of the Ferrellgas Parties and their subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except for those which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to any of the Ferrellgas Parties or any of their respective subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(w)                               Labor and Employment Matters. Except as otherwise disclosed in the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is (A) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Ferrellgas Parties; knowledge, threatened, against the Ferrellgas Parties or any of their respective subsidiaries, and (B) no labor dispute with the employees of the Ferrellgas Parties or their respective subsidiaries exists or, to the knowledge of the Ferrellgas Parties, is imminent;

(x)                                 Intellectual Property. Each of the Ferrellgas Parties and their respective subsidiaries owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property”) necessary to conduct the business now operated by it or presently employed by it, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to any of the Ferrellgas Parties or any of their respective subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(y)                                 Environmental Compliance. Except as disclosed in the Disclosure Package and the Prospectus, none of the Ferrellgas Parties or any of their respective subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances

(collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated such that the clean-up or remediation is required by applicable Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(z)                                  Litigation. Except as disclosed in the Disclosure Package and the Prospectus, there are no actions, suits or proceedings pending, or to the knowledge of the Ferrellgas Parties, threatened, against or affecting the Ferrellgas Parties or any of their respective subsidiaries or any of their respective properties, that, if determined adversely to any of the Ferrellgas Parties or any of their respective subsidiaries would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Ferrellgas Parties to perform its or their obligations under the Indenture, this Agreement or the Dealer Manager Agreement, as applicable;

(aa)                          Disclosure Regarding Certain Matters. There are no legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement or any Incorporated Document that have not been so described or filed as required; and the statements included in the Registration Statement, the Disclosure Package and the Prospectus (i) under the headings “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and (ii) under the heading “Tax Consequences,” “Investment in Us by Employee Benefit Plans” and “Certain U.S. Federal Tax Consequences,” insofar as they purport to constitute a summary of the consequences to holders of Securities under United States federal tax laws and ERISA (as defined below), are fair and accurate summaries thereof in all material respects;

(bb)                          Independent Registered Public Accountants. Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Partnership and its subsidiaries are incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(cc)                            Financial Statements. The financial statements incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the entities referenced thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity or partners’ capital, as the case may be, of the entities referenced thereby for the periods specified; such financial statements have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein; any pro forma financial statements or data incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus comply with the requirements of the Act and the Exchange Act, the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Ferrellgas Parties and their affiliates, except to the extent disclosed therein; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the

Prospectus that are not so included or incorporated by reference as required; the Ferrellgas Parties do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; and all disclosures included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(dd)                          Material Adverse Change.  Except as disclosed in the Disclosure Package and the Prospectus, since the date of the latest audited financial statements of the Partnership and its consolidated subsidiaries included in the Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Ferrellgas Parties and their subsidiaries taken as a whole; and, except as disclosed in or contemplated by the Disclosure Package and the Prospectus or for the regular quarterly distributions on the general partner and limited partner interests of the Partnership, there has been no dividend or distribution of any kind declared, paid or made by any of the Ferrellgas Parties on any class of their respective equity interests;

(ee)                            EDGAR. Each of the Issuers is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system;

(ff)                              Investment Company. Each of the Ferrellgas Parties is not and, after giving effect to (i) the offering and sale of the Securities and (ii) the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (as amended, the “Investment Company Act”).  Each of the Ferrellgas Parties is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be exempt from regulation as an “investment company” as such term is defined in the Investment Company Act;

(gg)                            Insurance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, each of the Ferrellgas Parties and their respective subsidiaries maintain insurance covering their properties, operations, personnel and businesses and the value of their respective properties as the Issuers believe prudent.  None of the Ferrellgas Parties or their respective subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements (relating to the Ferrellgas Parties and their subsidiaries on a consolidated basis) or other substantial expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Closing Date;

(hh)                          Stabilization. None of the Ferrellgas Parties has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities;

(ii)                                  Solvency. Each of the Issuers is, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital;

(jj)                                Use of Proceeds.  Except as disclosed in the Disclosure Package and the Prospectus, the proceeds to the Issuers from the offering of the Securities will not be used to purchase or carry any security;

(kk)                          Conformity of Securities to Description.  The Securities will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus;

(ll)                                  Trust Indenture Act.  On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

(mm)                  Defaults. None of the Ferrellgas Parties nor any of their subsidiaries is (i) in violation of its certificate of incorporation, certificate or agreement of limited partnership, limited liability company agreement, articles of formation or by-laws, as the case may be, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of the Ferrellgas Parties or any of their subsidiaries is a party or is bound or by which their property is bound, except, in the case of clause (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(nn)                          Registration Rights. Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between either of the Issuers, on the one hand, and any person, on the other hand, granting such person the right to require either of the Issuers to file a registration statement under the Securities Act with respect to any securities of either of the Issuers, or to require either of the Issuers to include such securities with the securities registered pursuant to any registration statement;

(oo)                          Regulations T, U and X. None of the Ferrellgas Parties or any of their subsidiaries or any agent thereof acting on the behalf of them (other than the Underwriters, as to whom none of the Ferrellgas Parties nor any of their subsidiaries make any representation) has taken, and none of them will take, any action that would reasonably be expected to cause this Agreement or the issuance or sale of the Securities to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(pp)                          Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed any condition (financial or otherwise) on any of the Ferrellgas Parties retaining any rating assigned to the Ferrellgas Parties or any of their respective securities, or (ii) has indicated to the Ferrellgas Parties that it is (A) downgrading, suspending, or withdrawing, or reviewing for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) changing the outlook for any rating of any of the Ferrellgas Parties or any of their respective securities (other than has previously been publicly disclosed by such organization);

(qq)                          Statistical and Market-Related Data. The statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources which the Ferrellgas Parties reasonably believe to be reliable and accurate in all material respects, and the Ferrellgas Parties have obtained the written consent to the use of such data from such sources to the extent required;

(rr)                                Sarbanes-Oxley Act. Each of the Ferrellgas Parties and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder);

(ss)                              Internal Controls. Each of the Issuers and the Operating Partnership maintains a system of internal accounting controls that is in compliance in all material respects with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with its management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(tt)                                Disclosure Controls. Each of the Issuers and the Operating Partnership maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-14 of the Exchange Act) designed to ensure that information required to be disclosed by each of the Issuers and the Operating Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder.  Each of the Issuers and the Operating Partnership has carried out evaluations, under the supervision and with the participation of its respective management, of the effectiveness of the design and operation of its respective disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.  The Issuers’ auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) any significant deficiencies in the design or operation of any internal controls of the Issuers and the Operating Partnership that could adversely affect the ability of the Issuers and the Operating Partnership to record, process, summarize, and report financial data or any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in any of the Ferrellgas Parties’ internal controls.  Since the end of the period covered by the Issuers’ most recent quarterly report on Form 10-Q filed with the Commission, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(uu)                          ERISA. Except as otherwise disclosed in the Disclosure Package and the Prospectus, each of the Ferrellgas Parties and their respective subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by each of the Issuers, their respective subsidiaries or their respective “ERISA Affiliates” (as defined below) are in compliance with ERISA, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  “ERISA Affiliate” means, with respect to an Issuer or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which such Issuer or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by an Issuer, its subsidiaries or any of their ERISA Affiliates which would reasonably be expected to have a Material Adverse Effect.  No “employee benefit plan” established or maintained by an Issuer, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(19) of ERISA) which would reasonably be expected to have a Material Adverse Effect.  Neither of the Issuers, their respective subsidiaries nor any of their respective

ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, that would reasonably be expected to have a Material Adverse Effect;

(vv)                          Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Ferrellgas Parties, on the one hand, and any director, officer, partner, member, stockholder, customer or supplier of the Ferrellgas Parties, on the other hand, that is required by the Securities Act to be described in the Registration Statement that is not so described.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Ferrellgas Parties to or for the benefit of any of the officers or directors of the Issuers or any of their respective family members;

(ww)                      Non-Renewal of Contracts; Third Party Defaults. None of the Ferrellgas Parties has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or  described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Ferrellgas Parties or, to the Ferrellgas Parties’ knowledge, any other party to any such contract or agreement. To the knowledge of the Ferrellgas Parties, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to or by which any of the Ferrellgas Parties is a party or bound or to which their respective properties are subject is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would reasonably be expected to have a Material Adverse Effect;

(xx)                          Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith;

(yy)                          Prohibition on Distributions. No subsidiary of either of the Issuers is currently prohibited, directly or indirectly, from paying any dividends to such Issuer, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to such Issuer any loans or advances to such subsidiary from such Issuer or from transferring any of such subsidiary’s property or assets to such Issuer or any other subsidiary of such Issuer, except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus;

(zz)                            FINRA Affiliations. To the knowledge of the Ferrellgas Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Ferrellgas Parties, any of the Ferrellgas Parties’ officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectuses and the Prospectus;

(aaa)                   Lending Relationship. Except as described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectuses and the Prospectus, no Ferrellgas Party (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds of the offering contemplated hereby to repay any outstanding debt owed to any affiliate of any Underwriter; and

(bbb)                   Political Contributions. Except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, neither the Ferrellgas Parties nor any of their respective subsidiaries nor, to the knowledge of the General Partner’s senior management or legal department, any employee or agent of the Ferrellgas Parties or any of their respective subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law (including, without limitation, the Foreign Corrupt Practices Act of 1977) or of the character necessary to be disclosed in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus in order to make the statements therein not misleading.

In addition, any certificate signed by any partner or officer of the Ferrellgas Parties and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by the Ferrellgas Parties, as to matters covered thereby, to each Underwriter.

SECTION 4.                            Certain Covenants of the Ferrellgas Parties. The Ferrellgas Parties, jointly and severally, hereby agree:

(a)                           Blue Sky Qualification. To furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions Wells Fargo may designate and to maintain such qualifications in effect so long as Wells Fargo may request for the distribution of the Securities; provided, however, that no Ferrellgas Party shall be required to qualify as a foreign corporation or limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities); and to promptly advise the Representative of the receipt by the Ferrellgas Parties of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)                           Copies of Prospectus. To make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Issuers shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)                            Post-Effective Amendments. If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Securities may be sold, to use their reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and to pay any applicable fees in accordance with the Act, as soon as possible; and to advise the Representative promptly and, if requested by the Representative, to confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the

Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Issuers agree to file in a timely manner in accordance with such Rules);

(d)                           New Filing or Amendment to Comply as to Form. If, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Representative, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Securities, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to the Representative, (iii) use their reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify the Representative of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus, it being understood that all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)                            Expiration of Registration Statement. If the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Securities, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form reasonably satisfactory to the Representative; to use their reasonable best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify the Representative of such effectiveness; and to take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus, it being understood that all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(f)                             Filing of Amendments or Supplements. To advise the Representative promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use their reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide the Representative and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing; and to file no such amendment or supplement to which the Representative shall reasonably object in writing (unless a Ferrellgas Party is advised by legal counsel that it is required by law to make such a filing);

(g)                            Exchange Act Reports. Subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by them with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities; to provide the Representative, for its review and comment, with a copy of such reports and statements and other documents to be filed by them pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing; to file no such report, statement or document to which the Representative shall have reasonably objected in writing (unless a Ferrellgas Party is advised by legal counsel that it is required by law to make such a filing); and to promptly notify the Representative of such filing;

(h)                           Misstatements or Omissions. To advise the Underwriters promptly of the happening of any event known to any of the Ferrellgas Parties within the period during which a prospectus relating to the Securities is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at their expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i)                               Earnings Information. To make generally available to the Issuers’ security holders, and to deliver to the Representative, an earnings statement of the Issuers (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(j)                              Copies of Registration Statement. To furnish to the Representative copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k)                           Interim Financial Statements. To furnish to the Representative as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Ferrellgas Parties which have been read by their independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

(l)                               Use of Proceeds. To apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(m)                       Covenant to Pay Costs. To pay all costs, expenses, fees and taxes in connection with (i) the Trustee and its professional advisers; (ii) the execution, issue, authentication, packaging and initial delivery of the Securities, (iii) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the registration, issue, sale and delivery of the Securities pursuant to the Indenture  including any transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (v) the execution, the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements, the Indenture and any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (vi) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the preparation, printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vii) any fees charged by investment rating agencies for the rating of the Securities, (viii) any filing for review of the public offering of the Securities by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (ix) the costs and expenses of the Ferrellgas Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, including net roadshows, travel, lodging and other expenses incurred by the officers of the Ferrellgas Parties and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Ferrellgas Parties’ other obligations hereunder;

(n)                           Compliance with Rule 433. To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(o)                           DTC. To cooperate with the Underwriters and use their commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC;

(p)                           Lock-Up Agreement. Beginning on the date hereof through and ending on, and including, the date that is 45 days after the date of the Prospectus Supplement, not to (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act (other than the registration statement on Form S-4 with respect to an exchange offer for the Operating Partnership’s outstanding 9.125% Senior Notes due 2017) relating to, any United States dollar-denominated debt securities issued or guaranteed by any of the Ferrellgas Parties and having a maturity of more than one year from the date of issue, (ii) cause the Operating Partnership to make any such offer, sale, pledge, disposition or filing, or (iii) publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, in each case without the prior written consent of Wells Fargo;

(q)                           Press Releases and Other Communications. Other than as required by law or the rules and regulations of the Commission, prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Ferrellgas Parties, the financial condition, results of operations, business, properties, assets, or liabilities of the Ferrellgas Parties, or the offering of the Securities, without the prior consent of the Representative, which consent shall not be unreasonably withheld;

(r)                              Distribution of Prospectuses. At any time at or after the execution of this Agreement, to make, directly or indirectly, no offer or sale of any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Prospectus; and

(s)                             Stabilization. To take, directly or indirectly, no action that will constitute, or that is designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership or Finance Corp. to facilitate the sale or resale of the Securities.

(t)                              Joinder Agreement. To take all necessary actions to cause the Operating Partnership to duly authorize, execute and deliver the Joinder Agreement as soon as practicable after the date hereof, but in no event later than the next regularly scheduled meeting of the board of directors of the General Partner,  that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Section 4(t) and to waive the defense in any action for specific performance that a remedy at law would be adequate.

Wells Fargo, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by an Issuer of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 5.                            Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Securities are not delivered for any reason other than the termination of this Agreement pursuant to clause (b)(i), (iii), (iv) or (v) of the second paragraph of Section 7 hereof or the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Ferrellgas Parties, jointly and severally, shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

SECTION 6.                            Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Ferrellgas Parties on the date hereof and at the time of purchase, the performance by the Ferrellgas Parties of their obligations hereunder and to the following additional conditions precedent:

(a)                                 Opinions of Counsel for the Issuers. The Issuers shall have furnished to the Representative at the time of purchase (i) an opinion of Greenberg Traurig, LLP, counsel for the Issuers, addressed to the Underwriters, and dated the time of purchase, with executed copies for each Underwriter, and in form and substance satisfactory to the Representative, in the form set forth in Exhibit A attached hereto, and (ii) an opinion of Bracewell & Giuliani LLP, counsel for the Issuers, addressed to the Underwriters, and dated the time of purchase, with executed copies for each Underwriter, and in form and substance satisfactory to the Representative, in the form set forth in Exhibit B attached hereto;

(b)                                 Comfort Letter. The Representative shall have received from Deloitte & Touche LLP a “comfort letter” dated the date of this Agreement, addressed to the Underwriters (with executed copies for each Underwriter) in the form satisfactory to the Representative, which letter shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(c)                                  Bring-Down Comfort Letter.  The Representative shall have received from the accountants specified in Section 6(b) above, a “bring-down comfort letter” dated the time of purchase, addressed to the Underwriters (with executed copies for each Underwriter) in the form satisfactory to the Representative, in the form of the “comfort letter” delivered on the date of this Agreement, except that (i) it shall cover certain financial information in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) business days prior to the time of purchase;

(d)                                 Opinion of Counsel for the Underwriters. The Representative shall have received at the time of purchase the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated the time of purchase, in form and substance reasonably satisfactory to the Representative;

(e)                                  Registration Statement and Prospectus. No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Representative shall have objected in writing;

(f)                                   Effectiveness. The Registration Statement and any registration statement required to be filed, prior to the sale of the Securities, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act);

(g)                                  No Stop Orders; No Material Misstatements or Omissions. Prior to and at the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(h)                                 Officers’ Certificate. The Issuers shall have delivered, at the time of purchase, to the Representative a certificate of the Chief Executive Officer, President or Vice-President and the Chief Financial Officer of the General Partner, dated the time of purchase, to the effect set forth in Section 6(i)(ii) hereof, and that in which such officers, to their knowledge after reasonable investigation, shall state (i) that the representations and warranties of the Ferrellgas Parties in this Agreement are true and correct, (ii) that each of the Ferrellgas Parties, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the time of purchase, and (iii) that, for the period from and after the date of this Agreement and prior to the time of purchase there has not occurred any Material Adverse Change (as defined below);

(i)                                     No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the time of purchase:

(i)                                     there shall not have occurred any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect (any such occurrence is called a “Material Adverse Change”), the effect of which, in the judgment of Wells Fargo, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus; and

(ii)                                  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Partnership or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act;

(j)                                    Indenture.  The Issuers and the Trustee shall have entered into the Indenture, and the Underwriters shall have received counterparts thereof, conformed as executed;

(k)                                 Other Documents. The Ferrellgas Parties shall have furnished to the Representative such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase as the Representative may reasonably request; and

(l)                                     FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

Each of the Issuers will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.  Wells Fargo may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the time of purchase or otherwise.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Issuers at any time on or prior to the time of purchase, which termination shall be without liability on the part of any party to any other party, except that Sections 4(n), 5 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination, in the absolute discretion of the Representative, if (a) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, assets, management, condition (financial or otherwise) or results of operations of the Ferrellgas Parties taken as a whole, the effect of which change or development is, in the sole judgment of Wells Fargo, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, (b) since the time of execution of this Agreement, there shall have occurred (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ, (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE, (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war, or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the sole judgment of the Wells Fargo, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (c) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the

Ferrellgas Parties by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representative elects to terminate this Agreement as provided in this Section 7, the Ferrellgas Parties and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Ferrellgas Parties shall be unable to comply with any of the terms of this Agreement, the Ferrellgas Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Ferrellgas Parties under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

SECTION 8.                            Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the amount of Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total amount of Securities, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate principal amount of Securities they are obligated to purchase pursuant to Section 1 hereof) the amount of Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representative may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Firm Securities set forth opposite the names of such non-defaulting Underwriters in Schedule A attached hereto.

Without relieving any defaulting Underwriter from its obligations hereunder, the Issuers agree with the non-defaulting Underwriters that they will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Issuers or selected by the Issuers with the Representative’s approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by Issuers for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Issuers or the Representative shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A attached hereto.

If the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total amount of Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Issuers shall make arrangements within the five business day period stated above for the purchase of all the Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Issuers to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Issuers. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 9.                            Indemnity and Contribution.

(a)                                 Indemnification of the Underwriters. Each of the Ferrellgas Parties, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Issuers) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission made in reliance upon and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representative to the Partnership expressly for use in, the Registration Statement, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Issuers or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission made in reliance upon and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representative to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus. The indemnity agreement forth in this Section 9(a) shall be in addition to any liabilities that the Ferrellgas Parties may otherwise have.

(b)                                 Indemnification of the Ferrellgas Parties. Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless Ferrellgas Parties, their directors and officers, and any person who controls the Ferrellgas Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Ferrellgas Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission made in reliance upon and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representative to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or (ii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission made in reliance upon and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representative to the Partnership expressly for use in, a Prospectus or a Permitted Free Writing Prospectus.

(c)                                  Notifications and Indemnification Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Ferrellgas Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, unless a court of competent jurisdiction shall have issued a final judicial determination that the indemnifying party was materially prejudiced in its defense by reason of such delay. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the indemnifying party (Wells Fargo in the case of Sections 9(b) and (d) hereof),  in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)                                 Contribution. If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Ferrellgas Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Ferrellgas Parties, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Ferrellgas Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuers, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Ferrellgas Parties, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Ferrellgas Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. The provisions set forth in subsection (c) of this Section 9 with respect to notice of commencement of any Proceeding shall apply if a claim for contribution is to be made under this subsection (d); provided, however, that no additional notice shall be required with respect to any Proceeding for which notice has been given under subsection (c) of this Section 9 for purposes of indemnification.

(e)                                  Underwriters’ Obligations. The Ferrellgas Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)                                   Survival. The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Ferrellgas Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Ferrellgas Parties, their respective directors or officers or any person who controls the Ferrellgas Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. Each of the Ferrellgas Parties and each Underwriter agree to notify each other promptly of the commencement of any Proceeding against it and, in the case of the Ferrellgas Parties, against any of their officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 10.                     Information Furnished by the Underwriters. The statements set forth in the first through sixth sentences of the sixth paragraph and the first sentence of the seventh paragraph under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

SECTION 11.                     Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to (i) Wells Fargo Securities, LLC, 301 South College Street, 6th Floor, Charlotte, NC 28202, (facsimile: (704) 383-0550), Attn: High Yield Syndicate, (ii) other than with respect to Section 4(n) hereof, Banc of America Securities LLC, One Bryant Park, 10th Floor, New York, NY 10036, Attention: High Yield Capital Markets and (iii) other than with respect to Section 4(n) hereof, J.P. Morgan Securities Inc., 383 Madison Avenue, 3rd Floor, New York, NY 10179, Attention: Syndicated and Leveraged Finance, in each case, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004 (facsimile: (212) 859-4000), Attention: Stuart H. Gelfond, Esq.; and if to the Ferrellgas Parties, shall be sufficient in all respects if delivered or sent to the offices of the Partnership at One Liberty Plaza, Liberty, MO 64068 (facsimile: (913) 661-1537), Attention: Chief Financial Officer, with a copy to Greenberg Traurig, LLP, 1000 Louisiana, Suite 1700, Houston, TX 77001 (facsimile: (713) 754-6625), Attention: David Ronn, Esq.

SECTION 12.                     Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 13.                     Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Ferrellgas Parties hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Ferrellgas Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each of the Ferrellgas Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Ferrellgas Parties and each Underwriter agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon them and may be enforced in any other courts to the jurisdiction of which they are or may be subject, by suit upon such judgment.

SECTION 14.                     Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Ferrellgas Parties and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors, officers, members and affiliates referred to in such Section 9, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

SECTION 15.                     No Fiduciary Relationship. The Ferrellgas Parties each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Issuers’ securities. The Ferrellgas Parties each further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Ferrellgas Parties, their respective management, securityholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Ferrellgas Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Ferrellgas Parties each hereby confirm their understanding and agreement to that effect. The Ferrellgas Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Ferrellgas Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Ferrellgas Parties. The Ferrellgas Parties and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Ferrellgas Parties and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Ferrellgas Parties with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Ferrellgas Parties on other matters). The Ferrellgas Parties hereby waive and release, to the fullest extent permitted by law, any claims that they or their affiliates may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Ferrellgas Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 16.                     Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17.                     Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Ferrellgas Parties and their successors and assigns and any successor or assign of any substantial portion of the Ferrellgas Parties’ and any of the Underwriters’ respective businesses and/or assets.

SECTION 18.                     Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, then to the extent practicable there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19.                     General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Ferrellgas Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Ferrellgas Parties and the Underwriters, severally.

Very truly yours,

FERRELLGAS PARTNERS, L.P.

By:	Ferrellgas, Inc., its general partner

By:	/s/ J. Ryan VanWinkle
Name: J. Ryan VanWinkle
Title: Senior Vice President & Chief Financial Officer

FERRELLGAS PARTNERS FINANCE CORP.

By:	/s/ J. Ryan VanWinkle
Name: J. Ryan VanWinkle
Title: Chief Financial Officer & Sole Director

FERRELLGAS, INC.

By:	/s/ J. Ryan VanWinkle
Name: J. Ryan VanWinkle
Title: Senior Vice President & Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted and agreed to as of the date first above written,

on behalf of itself and the other several Underwriters

named in Schedule A attached hereto:

WELLS FARGO SECURITIES, LLC

By:	/s/ Robert H. Johnson, Jr.
Name: Robert H. Johnson, Jr.
Title: Managing Director

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
Wells Fargo Securities, LLC	$91,280,000
Banc of America Securities LLC	63,280,000
J.P. Morgan Securities Inc.	63,280,000
Barclays Capital Inc.	10,360,000
BNP Paribas Securities Corp.	10,360,000
Fifth Third Securities, Inc.	10,360,000
PNC Capital Markets LLC	10,360,000
SG Americas Securities, LLC	10,360,000
U.S. Bancorp Investments, Inc.	10,360,000
Total	$280,000,000

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SCHEDULE B-1

Permitted Free Writing Prospectuses

Pricing Term Sheet, dated March 31, 2010.

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SCHEDULE B-2

None.

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EXHIBIT A

Form of Opinion of Greenberg Traurig, LLP, Counsel for the Issuers,

to Be Delivered Pursuant to Section 6(a)(i) of the Agreement

1.                                      The Partnership is a limited partnership and Finance Corp. is a corporation duly formed and incorporated, respectively, and existing, and each of the Issuers is in good standing as such, under the laws of the State of Delaware.  Each of the Issuers has all requisite limited partnership and corporate, as applicable, power and authority to own, lease and operate its properties, to conduct its business as presently being conducted and to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement.  Each of the Issuers is duly qualified to transact business and is in good standing as a foreign limited partnership and corporation, as applicable, in the State of Kansas and the State of Missouri.

2.                                      The Registration Statement has been declared effective under the Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened by the Commission under the Act.

3.                                      The Registration Statement and the Prospectus (other than (a) the financial statements, notes, and schedules thereto included in, or incorporated by reference in, the Registration Statement and the Prospectus and (b) other financial data or information included, or incorporated by reference, in or omitted from the Registration Statement or the Prospectus and (c) the documents incorporated by reference in the Registration Statement or the Prospectus, as to which in each case we express no opinion), as of their respective effective or issue dates, appeared on their faces to be appropriately responsive as to form in all material respects to the requirements of the Act.

4.                                      Neither of the Issuers is, and, immediately after giving effect to the offering and sale of the Securities and assuming the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, neither of the Issuers will be, an “investment company” within the meaning of, or required to be registered under, the Investment Company Act.

5.                                      Assuming the accuracy and completeness of the representations and warranties of the Underwriters, and the performance in full by the Underwriters of their covenants, contained in the Underwriting Agreement, and except as described in the Prospectus, no consent, approval, authorization, or order of, or filing with, any New York, Delaware or U.S. Federal public or governmental authority or court is required in connection with the execution and delivery by the Issuers of the Transaction Documents or the consummation of the transactions contemplated thereby (including with respect to the offer and sale of the Securities by the Issuers thereunder), except (i) as have been obtained, (ii) as may be required pursuant to the Act, the Exchange Act or the Trust Indenture Act, (iii) as may be required pursuant to state securities or “blue sky” laws, (iv) for the registration of the Securities under the Act, which has been effected, and (v) as the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Issuers to execute, deliver and perform the transactions contemplated by the Underwriting Agreement, in accordance with its terms.  As to the matters set forth in clauses (i) through (v) above, we express no opinion in this paragraph 5.

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6.                                      The execution and delivery by the Issuers of the Indenture (solely with respect to clause (i) below) and the Underwriting Agreement and the performance by the Issuers of their obligations thereunder (but solely with respect to clause (i) with respect to the obligations under the Indenture), including, but not limited to, the issuance and sale of the Securities, will not constitute a default under or violate (with or without due notice and/or lapse of time) (i) any provisions of the certificate of incorporation, bylaws or certificate or agreement of limited partnership, as applicable of the Ferrellgas Parties, presently in effect, (ii) in any material respect, any law, rule, regulation, order, judgment or decree applicable to any of the Ferrellgas Parties or by which any property or asset of the Ferrellgas Parties is or may be bound, or (iii) any of the material terms or provisions under any loan or credit agreement, indenture, mortgage, note or other agreement or instrument identified in any exhibit list to the Commission filings of the Issuers incorporated by reference in the Disclosure Package as of its date and the Prospectus as of the date hereof, except, in the case of clause (ii) or (iii) where such conflict, violation, breach or default would not reasonably be expected to have a Material Adverse Effect; provided, however, that for the purposes of this paragraph 6, no opinion is expressed with respect to antifraud laws, fraudulent transfer laws and Federal or state securities or “blue sky” laws.

7.                                      Each of the Transaction Documents has been duly and validly authorized, executed and delivered by the each of the Issuers and (assuming the due authorization, execution and delivery thereof by each of the Underwriters) constitutes the legal, valid and binding obligation of the Issuers, enforceable against each of them in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

8.                                      The statements set forth in the Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Tax Considerations,” insofar as such statements purport to constitute a summary of the material United Sates Federal income tax consequences to holders of Securities, are accurate in all material respects.

We have participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers and representatives and counsel of the Underwriters in connection with the preparation of the Prospectus and although we have not independently verified and are not passing upon and assume no responsibility for the accuracy or completeness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, no facts have come to our attention which lead us to believe that (i) the Registration Statement, as of the Effective Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Disclosure Package, as of the time of sale, and the Prospectus, as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and related notes and schedules, or any of the other financial or accounting data included or incorporated by reference in, the Disclosure Package or the Prospectus).

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EXHIBIT B

Opinion of Bracewell & Giuliani LLP, Counsel for the Issuers,

to Be Delivered Pursuant to Section 6(a)(ii) of the Agreement

1.                                      The Indenture (i) has been duly authorized, executed and delivered by each of the Issuers and (ii) constitutes the valid and binding obligation of each of the Issuers enforceable against each of the Issuers in accordance with its terms.

2.                                      The Securities have been duly authorized and executed by each of the Issuers and, when authenticated by the Trustee and issued and delivered in the manner provided in the Indenture against payment of the consideration therefor pursuant to the Underwriting Agreement, will constitute valid and binding obligations of each of the Issuers entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms.

3.                                      The execution, delivery and performance by the Issuers of the Indenture and the Securities and compliance by the Issuers with the terms and provisions thereof will not (i) to our knowledge, conflict with or violate in any respect any provisions of the federal laws of the United States, the laws of the State of New York, the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act or any order, judgment or decree, in each case applicable to any of the Ferrellgas Parties or by which any property or asset of any of the Ferrellgas Parties is or may be bound or (ii) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or any of their respective subsidiaries pursuant to, any agreement or instrument listed on Schedule I-A hereto, except, in the case of clause (i) or (ii), where such conflict, violation, breach or default will not prevent the consummation of the transactions contemplated in the Underwriting Agreement and would not reasonably be expected to have a Material Adverse Effect.

4.                                      The execution, delivery and performance by the Partnership of the Dealer Manager Agreement and the transactions contemplated by the Tender Offer will not (i) to our knowledge, conflict with or violate in any respect any provisions of the federal laws of the United States, the laws of the State of New York, or the Delaware Revised Uniform Limited Partnership Act or any order, judgment or decree, in each case applicable to the Ferrellgas Parties or by which any property or asset of the Ferrellgas Parties is or may be bound or (ii) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its subsidiaries pursuant to, any agreement or instrument listed on Schedule I-B hereto, except, in the case of clause (i) or (ii), where such conflict, violation, breach or default would not reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance by the Partnership of the Dealer Manager Agreement and the transactions contemplated by the Tender Offer will not conflict with or violate any provisions of the Partnership’s certificate of limited partnership or agreement of limited partnership in effect on the date hereof.

5.                                      The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

6.                                      The Securities conform in all material respects to the description thereof in the Disclosure Package and the Prospectus under the caption “Description of Notes.”

B-1

7.                                      The statements set forth in the Disclosure Package and the Prospectus under the caption “Description of Other Indebtedness”, insofar as such statements purport to summarize provisions of contracts or other instruments referred to therein, fairly summarize the material provisions of such instruments.

8.                                      Except as disclosed in the Prospectus, no consent, approval, authorization or order of, or filing with, any U.S. federal or New York governmental agency or body or, to our knowledge, any court is required for the execution and delivery of the Indenture and the Dealer Manager Agreement by the Issuers, the issuance of the Securities by the Issuers in accordance with the Indenture and the transactions contemplated by the Tender Offer, except (i) as have been obtained, (ii) as may be required under federal or state securities laws or (iii) as the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Issuers to execute, deliver and perform the transactions contemplated by the Indenture in accordance with its terms.

B-2

EXHIBIT C

Form of Joinder Agreement

WHEREAS, Ferrellgas Partners, L.P., a Delaware limited partnership (the “Partnership”), Ferrellgas Partners Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Partnership, the “Issuers”) and Ferrellgas, Inc., a Delaware corporation (the “General Partner”) and the Underwriters named therein (the “Underwriters”) heretofore executed and delivered an Underwriting Agreement, dated March 31, 2010 (the “Underwriting Agreement”), providing for the issuance and sale of $280,000,000 8 5/8% Senior Notes due 2020 of the Issuers (the “Securities”); and

WHEREAS, in connection with the offering and sale by the Underwriters of the Securities, the Issuers and the General Partner have agreed to take all necessary actions to cause the undersigned, Ferrellgas, L.P., a Delaware limited partnership (the “Operating Partnership”), to join in the Underwriting Agreement pursuant to this agreement (the “Joinder Agreement”) as soon as practicable after the date of the Underwriting Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

NOW, THEREFORE, the Operating Partnership hereby agrees for the benefit of the Underwriters, as follows:

1.                                      Joinder.  The undersigned hereby acknowledges that it has received and reviewed a copy of the Underwriting Agreement and all other documents it deems necessary to enter into this Joinder Agreement, and acknowledges and agrees (i) to join and become a party to the Underwriting Agreement as indicated by its signature below, (ii) that by entering into this Joinder Agreement, the undersigned will become subject to the terms of the Underwriting Agreement in all respects as if the undersigned were an original party thereto, (iii) to be bound by all obligations, covenants, agreements, representations, warranties and acknowledgments attributable to the Ferrellgas Parties, as applicable, in the Underwriting Agreement (including the Ferrellgas Parties’ obligations as indemnifying parties) as if the undersigned were an original party thereto and (iv) to perform all obligations and duties required of the Ferrellgas Parties, as applicable, pursuant to the Underwriting Agreement as if the undersigned were an original party thereto.

2.                                      Representations and Warranties and Agreements of the Operating Partnership.  The undersigned hereby represents and warrants to and agrees with the Underwriters that (i) it has all the requisite partnership power and authority to execute, deliver and perform its obligations under this Joinder Agreement, (ii) the Joinder Agreement has been duly authorized, executed and delivered by the Operating Partnership, (iii) the consummation of the transactions contemplated hereby and in the Underwriting Agreement, by the Operating Partnership, has been duly and validly taken, (iv) when the Joinder Agreement is executed and delivered, the Joinder Agreement will constitute a valid and legally binding agreement, enforceable against the undersigned in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions, (v) performance of this Joinder Agreement does not and will not violate any provisions of its certificate or agreement of limited partnership, articles of formation or other similar document, or, except as would not reasonably be expected to result in a Material Adverse Effect, any contractual obligations binding on it, and (vi) the representations and warranties of the undersigned set forth in the Underwriting Agreement were true and correct as of the date of the Underwriting Agreement.

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3.                                      Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Joinder Agreement.

4.                                      Governing Law Provisions.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this agreement this     th day of            , 2010.

FERRELLGAS, L.P.

By: Ferrellgas, Inc., its general partner

By:
Name: J. Ryan VanWinkle
Title: Senior Vice President & Chief Financial Officer

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